UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-235332	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17501 Biscayne Blvd., Suite 430, Aventura, Florida 33160
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (786) 288-0717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Glenn D. Estrella, the Company’s President and Chief Executive Officer, was appointed by the Board of Directors to serve as a Director of the Company effective December 1, 2010. There is no understanding or arrangement between Mr. Estrella and any other person pursuant to which Mr. Estrella was appointed as a director. Mr. Estrella does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board did not appoint Mr. Estrella to any committees at this time.  Mr. Estrella will receive no additional compensation from the Company for his service as a director. Since January 1, 2009, Mr. Estrella has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000, other than the Employment Agreement he entered into with the Company when he became CEO of the Company in June 2010 (a copy of which was filed with the Company’s Form 8-K on June  24, 2010) and the 5,000,000 shares of common stock of the Company he was granted in connection with his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanswire Corp. (Registrant)

Date: December 6, 2010	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer